                                   EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (File Nos. 333-90384 and 333-119180) of Community Central Bank Corporation on Form S-8 of our Report of Independent Registered Public Accounting Firm, dated March 4, 2005, on the consolidated financial statements incorporated by reference in Community Central Bank Corporation's Annual Report on Form 10-KSB for the year ended December 31, 2004.

/s/Plante & Moran, PLLC
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Auburn Hills, Michigan
March 25, 2005